UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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VERSUM MATERIALS, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VERSUM MATERIALS, INC.
8555 SOUTH RIVER PARKWAY
TEMPE, ARIZONA 85284
SUPPLEMENT TO PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 30, 2018

This Supplement to Proxy Statement (this “Supplement”) relates to the Proxy Statement of Versum Materials, Inc. that was first distributed or made available to shareholders on or about December 21, 2017 (the “Proxy Statement”). The purpose of this Supplement is to provide updated information relating to Proposal Four: Approval of Amended and Restated Long-Term Incentive Plan (“Amended LTIP”) and Proposal Five: Approval of Amended and Restated Short-Term Incentive Plan (“Amended STIP”), each as set forth in the Proxy Statement.
On December 22, 2017, President Trump signed into law the “Tax Cuts and Jobs Act” (“TCJA”) that significantly reforms the Internal Revenue Code of 1986, as amended (the “Code”). Among other things, the TCJA eliminated the performance-based compensation exception formerly available under Section 162(m) of the Code, effective for fiscal years beginning after December 31, 2017. As a result, once the TCJA becomes effective for Versum Materials, Inc., compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for certain transition relief.
The TCJA provides a transition rule with respect to certain remuneration which is provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not materially modified after that date. As of the date of this Supplement, the Company is also subject to a transition rule applicable to newly public companies. To the extent applicable, the Company may avail itself of these transition rules. Because of uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder (as amended by the TCJA), including the uncertain scope of the transition relief under the TCJA, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) will in fact meet those requirements.
However, we are still seeking stockholder approval of the Amended LTIP set forth in Proposal Four, which also provides for a share pool increase, and of the Amended STIP as set forth in Proposal Five. The Board of Directors recommends that stockholders vote “for” Proposal Four and “for” Proposal Five.
If you have already voted and do not wish to change your vote, you do not need to do anything. Your vote will be tabulated as you previously instructed. You may change your vote and revoke your proxy by (i) voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on January 29, 2018; (ii) submitting a properly signed proxy card with a later date that is received no later than January 29, 2018; (iii) sending a written statement to that effect to our Secretary at Versum Materials, Inc., 8555 South River Parkway, Tempe, Arizona 85284, provided such statement is received no later than January 29, 2018; or (iv) attending the annual meeting, revoking your proxy and voting in person.
January 10, 2018
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on
January 30, 2018:
This Supplement, the Proxy Statement and our 2017 annual report, which includes our Annual Report on Form
10-K for the fiscal year ended September 30, 2017, are available free of charge on the Investors section of our website (www.versummaterials.com).